EXHIBIT 99.1

DARA BioSciences Grants T3D Therapeutics Exclusive Worldwide Rights to Develop and Commercialize DB959

-Agreement underpins DARA’s strategy to focus on the commercialization of oncology supportive care products-

RALEIGH, N.C., June 18, 2013 – DARA BioSciences, Inc.  (NASDAQ: DARA), a specialty pharmaceutical company focused on oncology supportive care products, announced today that it has granted T3D Therapeutics, Inc. the exclusive worldwide rights to develop and commercialize DB959.  DB959 is an oral, highly selective, dual nuclear receptor agonist whose primary target is PPARd (peroxisome proliferator activated receptor delta).  DARA had previously developed DB959 through Phase 1 clinical trials for the treatment of diabetes and dyslipidemia.

David J. Drutz, MD, DARA’s Chief Executive Officer and Chief Medical Officer stated, “We are very pleased to have reached an agreement with T3D Therapeutics to enable the further development of DB959.  This program no longer fits into the strategic focus of DARA as we have shifted our corporate attention to the commercialization of oncology supportive care products.  The T3D Therapeutics team, including John Didsbury, who was Chief Scientific Officer of DARA from 2005 to 2009, is comprised of leading experts in the field of PPAR science and are extremely familiar with the compound.  We believe they will apply the necessary resources to explore DB959 in multiple, potential high-value indications.  Importantly, the agreement affords DARA upfront considerations as well as future potential revenue based on progression of the DB959 developmental program.”

DARA previously reported that it was actively seeking to out-license DB959 as part of its strategic plan to focus on the commercialization of oncology supportive care products.

John Didsbury, Ph.D., Founder and Chief Executive Officer of T3D Therapeutics, commented, “The T3D Therapeutics team has a long history with DB959, and we plan to develop it as a transformational new therapy for the treatment of Alzheimer’s disease.  Unlike other therapies in development that target a single pathology, typically the reduction or prevention of beta amyloid plaque buildup, T3D expects DB959 will afford a multidimensional opportunity, with the potential to improve several Alzheimer’s disease pathologies including addressing beta amyloid plaque issues.  Positive improvements in disease pathologies such as neuro-inflammation, neuronal cell loss, neurotransmitter deficits, tau neurofibrillary tangles, and insulin resistance / lowered cerebral glucose metabolism also are anticipated.”

Didsbury continued, “With today’s highly competitive diabetes and dyslipidemia market, we believe that DB959 will be better positioned to address unmet medical needs for new central nervous system (CNS) therapies.  Given the neuroprotectant potential of DB959’s mechanism of action and the growing evidence of metabolic disorders contributing to CNS diseases, we are excited to commence an aggressive development program for DB959.”

About T3D Therapeutics

T3D Therapeutics Inc. is a privately-held Research Triangle Park, NC-based company incorporated in 2013. The company is committed to develop and commercialize disease remedial therapeutics for the treatment of Alzheimer’s disease and other CNS disorders. T3D-959 (DB959), its lead product candidate, has successfully concluded Phase 1 clinical trials. The company is supported by expert advisors including Dr. Lawrence Friedhoff the founder and developer of Aricept®, the market leading drug for treating Alzheimer’s disease and Dr. Warren Strittmatter.  Dr. Strittmatter is recognized for his ground-breaking research in Alzheimer’s and Huntington’s disease.  He received the Alzheimer’s Association Zenith Award and was recognized by the Institute for Scientific Information as the “Top 20 Scientists” in Neuroscience and Behavior for the decade 1992-2002.

About DARA BioSciences, Inc.

DARA is a specialty pharmaceutical company focused on the development and commercialization of oncology treatment and supportive care products.

DARA increased its focus in oncology through its January 2012 acquisition of Oncogenerix, Inc., which holds the exclusive U.S. marketing rights to Soltamox®, a novel oral liquid formulation of tamoxifen citrate, which is widely used in the treatment and prevention of breast cancer. Soltamox is the only FDA-approved oral liquid version of tamoxifen citrate and fulfills a vital clinical need for patients who prefer a liquid formulation or cannot tolerate existing solid tablet formulations of this drug. DARA has exclusive U.S. rights to Soltamox through a license from Rosemont Pharmaceuticals, Ltd.

In June 2012, DARA launched its first product, Bionect®, a topical treatment for skin irritation and burns associated with radiation therapy. DARA has rights to market Bionect in the US oncology/radiology markets under license from Innocutis. Soltamox was launched formally as DARA’s second commercial product in December 2012, coincident in timing with the 35th Annual San Antonio Breast Cancer Symposium. In late April, 2013, DARA launched its third product, Gelclair®, an FDA-cleared product for the treatment of oral mucositis for which DARA also has exclusive U.S. commercial rights through a license from Helsinn Group in Switzerland.

DARA is also developing a cancer-support therapeutic compound, KRN5500, for the treatment of chronic chemotherapy-induced peripheral neuropathy (CCIPN) in patients with cancer. This product is an excellent fit with DARA's strategic oncology focus, has successfully completed a Phase 2a clinical trial, and has been designated a Fast Track Drug by the FDA. DARA has created an improved, potentially commercializable formulation of this drug and is in active partnering discussions regarding further clinical development. DARA has also submitted an Orphan Drug Application to the FDA for the use of this drug in painful CCIPN.

For more information please visit our web site at www.darabio.com.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in DARA’s most recent Annual Report on Form 10-K, filed with the SEC on March 28, 2013.  Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Bionect®, Soltamox®, Gelclair® or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, FDA and other regulatory risks relating to DARA's ability to market Bionect, Soltamox, Gelclair or other products in the U.S. or elsewhere, DARA's ability to develop and bring new products to market as anticipated, DARA's current cash position and its need to raise additional capital in order to be able to continue to fund its operations, the current regulatory environment in which DARA develops and sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, risks and uncertainties relating to DARA's ability to successfully integrate Oncogenerix and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

CONTACTS:
Jenene Thomas
DARA BioSciences
Head of Investor Relations
908-938-1475
jthomas@darabio.com

John Didsbury, Ph.D.
T3D Therapeutics
CEO
919-949-0517

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